EXHIBIT (j)(1)

                             McGladrey & Pullen, LLP
                  Certified Public Accountants and Consultants



                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use of our report dated January 28, 1999 on the financial statements of the Ultra Short Term Income Fund, the Balanced Fund, the Mid Cap Value Fund, and the Small Cap Value Fund series of Eclipse Funds incorporated by reference therein, in Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.

         We also consent to the  reference to our firm in the  Prospectus  under
the  caption   "Financial   Highlights"  and  in  the  Statement  of  Additional
Information under the caption "Counsel and Auditors."




                                          /s/ McGladrey & Pullen, LLP
                                          McGladrey & Pullen, LLP

New York, New York
April 27, 1999